                                                                  Exhibit 10.17

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT, made as of the 1st day of October, 1996, by and between County of Starke, State of Indiana, by and through its Board of Commissioners and its County Council and Starke Memorial Hospital, a County Hospital Organized Pursuant to the Acts of the General of Assembly of 1917, Chapter 144, by and through its Board of Trustees, ("Lessor"), whose address is c/o Starke County Auditor, Starke County Government Building, 53 E. Mound Street, Knox, Indiana 46534 and Principal Knox Company, a Delaware corporation ("Lessee"), whose address is 5123 Paddock Place, Suite A-12, Brentwood, Tennessee 37027.

                              W I T N E S S E T H :

                  SECTION 1. LEASE OF PREMISES AND EQUIPMENT.

     In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the property commonly known as Starke Memorial Hospital, Knox, Indiana, consisting of: (i) the parcel(s) of land located in Starke County, Indiana, as described on Schedule A, Part I attached hereto and made a part hereof for all purposes (the "Land"); (ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements"); (iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacement, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises, all as more particularly described on Schedule B (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."

     SECTION 2. TERM.

     2.1 The Premises and the Equipment are leased for a primary term (the "Primary Term") and, at Lessee's option, two (2) additional extended terms (the "Extended Terms"), unless and until the term of this Lease shall expire or be terminated as hereinafter provided. The Primary Term shall be for twenty (20) years commencing on October 1, 1996 (the "Commencement Date") and ending on September 30, 2016. Following the Primary Term, Lessee shall have an option to extend the term of this Lease for two (2) additional terms of ten (10) years each. Such Extended Terms shall be on and subject to all of the same terms, covenants and conditions as herein contained. The option for any Extended Term shall be exercised only by written notice from Lessee to Lessor given no less than six (6) months prior to the expiration of the Primary Term or the first Extended Term, as the case may be. Unless specifically otherwise provided, the terms and phrases "term," "term hereof" and "term of this Lease" shall include the Primary Term and any Extended Term if exercised and in effect. "Lease Year" shall mean the period beginning on the first day of the Primary Term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the Primary Term and each subsequent 12-month period within the term of this Lease.

     SECTION 3. AMOUNT AND MANNER OF PAYMENT OF RENT.

     3.1 MINIMUM RENT. Lessee shall pay to Lessor in lawful money of the United States, on the commencement date hereof, as partial prepayment of rent for the Primary Term, the amount of Six Million Five Hundred Thousand Dollars ($6,500,000), by wire transfer to an account designated by Lessor, and thereafter shall pay as fixed minimum rent ("Rent") for the Premises, the amount of One Hundred Thousand Dollars ($100,000) per year during the first five (5) Lease Years and the amount of Seventy-Five Thousand Dollars ($75,000) per year during the remaining Lease Years of the Primary Term and any Extended Term, payable quarterly in advance on the first day of each quarter, and subject to adjustment as follows: (i) during the first Extended Term, if any, the Rent shall be increased by a percentage equal to the percentage increase in the Consumer Price Index-All items, for North Central metropolitan areas of 2,500 to 75,000 people ("CPI-NC"), for the period January 1, 2002 through to the end of the Primary Term, and (ii) during the second Extended Term, if any, the Rent as adjusted pursuant to clause (i) shall again by adjusted by a percentage equal to the percentage increase in the CPI-NC during the period of the first

Extended Term. To the extent the adjustment of the Rent for any Extended Term cannot be calculated prior to the date the first payment of Rent as adjusted shall be due, then payments shall be made without adjustment, and any amount thereafter determined to have been due with respect to such payments made without adjustment shall be paid with the next quarterly installment following determination of the adjustment, payable without interest or penalty if so paid. All Rent shall be paid to Lessor at Lessor's address set forth above or at such other address or to such person as Lessor or Lessor's successor may designate in writing from time to time. Any installment of Rent which is not paid within 30 days of the date such installment shall be due (the "Payment Date") shall bear interest at the rate of 8% per annum from the 31st day after such Payment Date until such installment is paid. The parties agree that the allocation of the Rent as between the Premises (Land, Improvements, Appurtenant Rights and Fixtures) and the Equipment shall be set forth on Schedule C to be attached hereto within 90 days of the commencement of the Term.

     SECTION 4. COVENANTS OF LESSEE AND LESSOR.

     4.1 PAYMENT OF RENT. Lessee shall pay Rent in the manner provided in
Section 3 without notice or demand.

     4.2 MAINTENANCE AND REPAIR. (a) Lessee, at its own expense, will maintain all parts of the Improvements in at least as good condition as they, now are, except for ordinary wear, tear, depreciation and obsolescence and damage by fire or other casualty. Lessee acknowledges that the roof of the premises is in need of repair.

          (b) All of the Equipment shall be maintained by Tenant in such repair and condition as similar equipment is maintained in other hospitals similar to and similarly located to the Premises in Indiana, but Lessee shall not be required to maintain any of the Equipment in any better condition than it now is. In the event that Tenant decides for any reason that any item or items of Equipment are no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 7.2. If Tenant elects to replace any damaged or deteriorated Equipment instead of repairing the same, such replacement items of equipment shall become the property of Lessee, provided that the acquisition of any such replacement items of equipment shall be subject to the provisions of Section 7. Upon the expiration or earlier termination of this Lease, Tenant shall return to Landlord all items of Equipment not previously returned to Landlord in such condition they are required to be maintained hereunder, ordinary wear and tear, damage and deterioration, and any loss or damage ordinarily covered by a policy of fire and extended coverages excepted. As used throughout this Section 4.2(b), "ordinary wear and tear" shall mean the wear, tear, damage and deterioration that would typically and ordinarily occur if used for a period of time equivalent to the term of this Lease in a medical-surgical hospital facility similar to the Premises.

     4.3 TAXES AND UTILITIES. Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are during the Primary Term or any Extended Term hereof, imposed or levied upon or assessed against (A) the Premises and the Equipment,
(B) any Rent or any additional rent or other sum payable by Lessee hereunder or
(C) this Lease, the leasehold estate hereby created or which arises in respect of the operation, possession or use of the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 4.3. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments, Lessee may pay such assessment, together with any interest or penalties, in installments; in such event, Lessee shall be liable only for installments, together with any interest or penalties, which become due and payable during the term hereof.

     4.4 COMPLIANCE WITH LAWS. Lessee shall cause the Premises to be in conformity with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated (collectively "Legal Requirements"), applicable to the Premises or the use thereof.

     4.5 INSURANCE.

           (a) Lessee will maintain insurance on the Premises of the following character:

               (1) Insurance against loss by fire, flood, lightning, vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the actual replacement value of the Improvements, exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements.

               (ii) Comprehensive public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of

          $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

               (iii) Worker's compensation insurance (including employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against worker's compensation claims.

Such insurance shall be written by companies authorized to do business in the State of Indiana and rated "A" or better by the Best's rating guide, and shall name Lessor, the Healthcare Foundation of Starke County, Inc., and Starke County, Indiana as additional insured parties; provided, that if there shall be an additional cost, expense or premium for the inclusion of Lessor and/or Starke County, Indiana as additional insured parties, then they shall bear such additional costs if they choose to be additional insured parties. If the Premises, or any part thereof shall be damaged or destroyed by fire or other casualty, and if the estimated cost of rebuilding, replacing or repairing the same shall exceed $300,000, Lessee shall notify Lessor and Mortgagee thereof.

     4.6 SURRENDER OF PREMISES. Upon the expiration or termination of the Primary Term, or if exercised, the last day of any Extended Term, Lessee shall surrender the Premises to Lessor in the condition in which the Premises were upon the commencement of the Primary Term, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; except for ordinary wear and tear, normal deterioration and obsolescence and damage due to causes reasonably beyond Lessee's control and, if this Lease shall be terminated by Lessee pursuant to Section 12.1, except any damage resulting from any fire or other casualty and not covered by policies of insurance not required under this Lease.

     4.7 USE OF PREMISES. Lessee may use and occupy the Premises for operation of a medical surgical hospital or other health care facility or facilities and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facilities and for any other purpose or purposes permitted by applicable Legal Requirements and permitted by this Lease.

     SECTION 5. TITLE AND CONDITION OF PREMISES.

     5.1 TITLE TO PREMISES. Lessor covenants, represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the term hereof, is lawfully seized of the Premises and has good and marketable title thereto, free and clear of all liens and encumbrances except those listed on Schedule A, Part II (the "Permitted Encumbrances").

     5.2 CONDITION OF THE PREMISES. Except for the roof of the Premises, which needs repair, the Premises and the Equipment are in good operating condition and repair and are structurally sound and, except as set forth in Schedule D, there are no material deferred maintenance items and none of the Equipment nor any of the buildings, structures, fixtures or improvements which are part of the Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities.

     5.3 QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and the Personal Property and all the appurtenances thereto, without hindrance or molestation from Lessor or any other persons and other entities whatsoever.

     SECTION 6. INDEMNIFICATION.

     6.1 INDEMNIFICATION. Lessee shall indemnify and hold Lessor harmless against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to any property occurring on or about the Premises or in any manner in conjunction with the use or occupancy of the Premises in whole or in part, unless the death, injury or damage was sustained as a result of any tortious or negligent act of Lessor, or Lessor's agents or employees.

     SECTION 7. ALTERATIONS, ADDITIONS AND REMOVAL.

     7.1 ALTERATIONS, ADDITIONS AND REMOVAL. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby; (ii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; (iii) no material part of the Improvements shall be demolished unless
(A) the same are replaced by other improvements which are required by Lessee in connection with its intended use of the Premises, or (B) Lessor's prior consent shall have been obtained, which consent shall not be unreasonably withheld and
(iv) Lessee provides to Lessor the blueprints, specifications, construction plans and "as built" drawings of the Improvements. All such additions and alterations shall be and remain part of the realty and become the property of Lessor at the expiration or earlier termination of this Lease. Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property belonging to Lessee or third parties (collectively, "Lessee's Personal Property"), whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises. Lessee may remove any of Lessee's Personal Property at any time during the Primary Term and any Extended Term. Lessee shall repair any damage to the Premises caused by such removal.

     7.2 DISPOSAL OF EQUIPMENT. If Lessee shall determine at any time and from time to time that any item or items of Equipment are obsolete or no longer suitable for Lessee's use in connection with Lessee's business or operations at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item(s) in such manner as Lessee may deem appropriate. If requested by Lessee, Lessor shall deliver to Lessee or to Lessee's designee a bill of sale, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessor, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessor's right, title and interest in and to the item(s), free and clear of all liens and encumbrances whatsoever. Lessee may retain as its sole and absolute property the proceeds, whether in cash or in exchange property or otherwise, of any sale, transfer, exchange or other disposition of any such items.

     SECTION 8. LESSEE'S RIGHT TO MORTGAGE ITS LEASEHOLD INTEREST.

     8.1 LESSEE'S RIGHT TO ENCUMBER AND MORTGAGE THIS LEASEHOLD. At any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to both the Premises and Equipment to secure indebtedness of Lessee under one or more leasehold mortgages and may assign this Lease as security for such mortgage or mortgages.

     8.2 AMENDMENTS REQUIRED BY LEASEHOLD MORTGAGES. Lessor and Lessee shall cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed leasehold mortgagee for the purpose of allowing such leasehold mortgagee reasonable means to protect or preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease. Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect Sections 2, 3 or
4.7 of this Lease, or Section 5.A.4 of Annex A hereto, or without the prior written approval of Lessor, which will not be unreasonably withheld, modify any other provision of this Lease in a manner which materially adversely affects Lessor.

     SECTION 9. MORTGAGES AND ENCUMBRANCES.

     9.1 Subject to the provisions of Section 8, Lessee agrees that this Lease may, at the option of Lessor, be subordinate to any mortgages, deeds to secure debt or deeds of trust placed on the

Premises (such mortgages, deeds to secure debt or deeds of trust being hereinafter collectively referred to as the "Mortgage") after the commencement of the Primary Term; provided that, Lessor shall obtain from the holder of the Mortgage (hereinafter referred to as the "Mortgagee") an agreement (a "Nondisturbance Agreement") in recordable form providing in substance that so long as no Event of Default has occurred and is continuing, the Mortgagee agrees that:

          (A) in any action or proceeding to foreclose the Mortgage or exercise the rights of a secured party under the Uniform Commercial Code in effect in the State of Indiana (the "UCC"), Lessee will not be made a party defendant and the leasehold estate created by this Lease shall not be affected or terminated by such action or proceeding or by any judgment or decree rendered therein;

          (B) the Mortgagee shall be deemed to have disclaimed any interest in all personal property, equipment, fixtures, merchandise and inventories owned, supplied by or under the possession or control of Lessee;

          (C) Lessee shall have and at all times may exercise all rights and privileges to which it is entitled under this Lease;

          (D) Lessee's possession and other rights and privileges shall not be disturbed by the Mortgagee or by any foreclosure or other proceedings, or action, including, without limitation, the exercise of the rights of a secured party under the UCC, on the debt which the Mortgage secures or by anyone whose rights were acquired as a result of such proceedings or action or by virtue of a right or power contained in the Mortgage or the bond or note secured thereby; and

          (E) if the use, occupancy or title of the Premises or any part thereof is taken, requisitioned or sold in, by or on account of any actual or threatened eminent domain proceeding or other action by any person having the power of eminent domain, or if the Premises or any part thereof is damaged or destroyed by fire, flood or other casualty, Lessee shall have the right to receive and apply toward restoration or replacement of the Premises in accordance with
Section 12.2, the "Net Proceeds" (as defined in Section 12.1), provided that Lessee's right to terminate this Lease as provided in Section 12.1 has not been exercised; and further provided that Lessee shall not have any right to the proceeds derived from a taking only of land and not any portion of the Premises, except to the extent necessary to repair or relocate signage or like matters incident to the use of the Premises as an acute care hospital.

     SECTION 10. ASSIGNMENTS AND SUBLEASES; MERGER AND SALE OF ASSETS.

     10.1 ASSIGNMENTS AND SUBLEASES. Subject to the requirements of Section 4.7, Lessee shall have the right to sublet the Premises or any part thereof from time to time without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee shall not assign this Lease in whole or in part without the consent of Lessor, which consent shall not be unreasonably withheld; provided that, without the consent of Lessor, Lessee may assign this Lease to (i) any subsidiary corporation or other entity owned at least 51%, directly or indirectly, by Lessee; or (ii) to any person, firm or corporation who is the purchaser of all or substantially all the assets and business of Lessee or is the successor to substantially all the assets and business of Lessee by virtue of a corporate merger or consolidation of, with or into Lessee, provided that such purchaser, successor or assignee or the owner or ultimate parent of such purchaser, successor or assignee has operational expertise and reputation similar to Lessee and, in the reasonable best judgment of Lessee, sufficient cash flow to perform its obligations hereunder. No such assignment as to which the consent of Lessor is not required shall be effective unless each such assignee by written instrument of law, shall assume and become bound to perform and observe all of the covenants and agreements of Lessee under this Lease, but Lessee shall not be released from liability for the payment of rent and for the performance and observance of any of the other covenants and agreements of Lessee under the Lease after the effective time of such assignment.

     Nothing contained in this Section 10 shall be construed to prohibit or restrict Lessee's right to permit patients of the hospital which is a part of the Premises to occupy residential health care facilities therein or to permit the physicians or other professionals to use or otherwise occupy office space within the Premises. Each such assignment or sublease permitted hereunder shall expressly be made subject and subordinate to the provisions of this Lease, and no assignment or sublease permitted hereunder shall modify or limit any rights or powers of Lessor hereunder or affect or reduce any obligation of Lessee hereunder, and all such obligations shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or subletting had been made.

     SECTION 11. PERMITTED CONTESTS. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except Rent, additional rent and any other sums due hereunder payable to or for the benefit of Lessor), charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Rent, or to satisfy the same or Legal Requirements, and which shall not affect the payment of any Rent, provided that such contest shall not subject Lessor to the risk of any criminal liability or any material civil liability. Lessee shall give such reasonable security as may be demanded by Lessor, or any mortgagee to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any Rent, any additional rent or any other sum required to be paid by Lessee hereunder.

     SECTION 12. CONDEMNATION AND CASUALTY.

     12.1 (A) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to Section
4.5 hereof, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Improvements immediately prior to the damage or destruction. All proceeds remaining after payment of the costs of collection and recovery, if any ("Net Proceeds") shall be paid over to Lessee to fund the costs of repair and rebuilding.

         (B) In the event that either (i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in Paragraph (a) of this Section 12.1 within 120 days after such occurrence, as determined by Lessee in its reasonable judgment or (ii) any such damage or destruction occurs during the last two years of the Primary Term, or the last two years of any Extended Term, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessor within 60 days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the main hospital building located on Tract 1 of the Premises, then Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within 60 days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In addition, if any Building is materially damaged or destroyed by any casualty not covered by the standard policy of fire and extended coverage insurance, then Lessee may terminate this Lease effective as of the date of such damage or destruction by giving the other party written notice thereof within 60 days after the occurrence of such damage or destruction. If Lessee exercises its option to terminate this Lease in part on account of damage or destruction to a Building, the parties shall promptly thereafter execute an amendment to this lease which shall provide that such Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced. In the event of a termination of this Lease, either in whole or in part, pursuant to Section 12.l(b), the Net Proceeds of insurance shall be paid over to Lessor, except that Lessee shall be entitled to receive such portion of such proceeds which represents the amount allocable to the value of the leasehold improvements made by Lessee and Lessee's Personal Property.

     12.2 (A) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises is so taken or conveyed such that any of the Improvements cannot be rebuilt so that upon completion Lessee may again use the Premises without substantial interference, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles and trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated;
then in any such event, Lessee may terminate this Lease by giving Lessor written notice any time after the occurrence of any of the foregoing and such termination shall be effective 60 days from the date possession is taken by the Condemning Authority.

        (B) If part of the Premises or any Building or a substantial part thereof is so taken or conveyed without substantially interfering with the use of the Premises as a whole, but only one or more of the Buildings thereon, this Lease shall not terminate, except to the extent hereinafter provided. In such event, however, (i) Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying within 60 days after the title is transferred to the Condemning Authority, and Lessor shall be entitled to all awards and payments made or to be made by the Condemning Authority, and (ii) if Lessee exercises such termination option, Lessor shall apply such portions of any award or payment made to Lessor for such taking or conveyance as is necessary to pay the cost of restoring the Building and/or the Premises to a complete architectural unit suitable for Lessee's use and business on the Premises. If Lessee exercises its option to terminate this

Lease in part on account of a taking or conveyance of a Building or any substantial part thereof as provided in clause (i) above, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that the Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced.

          (C) Except as provided below and in Paragraph (b) of this Section 12.2, all payments made for any such taking or conveyance shall be the property of Lessor; provided, however, Lessor shall have no interest in any award or payment or any portion of any such award or payment which is attributable to the taking or conveyance of any trade fixtures, equipment and other personal property that have been placed on or within the Premises by Lessee since the Commencement Date or any leasehold improvements made by Lessee since the Commencement Date, all of which shall be paid to Lessee.

          (D) If this Lease is terminated pursuant to this Section 12, Lessor and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.

     SECTION 13. RIGHT OF ENTRY.

     Upon not less than 48 hours prior written notice to Lessee, Lessor and its agents and designees may enter upon and examine the Premises at reasonable times for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises. In addition, Lessor may enter upon the Premises at any time in the event of an emergency if so required in order to protect the Premises.

     SECTION 14. ESTOPPEL CERTIFICATE.

     At any time and from time to time hereafter, Lessee, within 30 days after request by Lessor, shall certify in writing to any mortgagee or purchaser, proposed mortgagee or purchaser, or other person, firm or corporation specified by Lessor, as to the validity and force and effect of this Lease, in accordance with its tenor, as then constituted, as to the existence of any default on the part of any party thereunder, as to the existence of any offsets, counterclaims or defenses thereto on the part of Lessee, and as to any other matters relating to this Lease which may be reasonably requested by Lessor.

     SECTION 15. DEFAULT.

     15.1 In the event Lessee shall default in the payment of rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of ten (10) days after Lessee receives written notice thereof from Lessor; or, if Lessee shall default in the performance of any other covenants or agreements hereunder and such default shall continue for 30 days after written notice thereof, or, if the default is of such a nature that it could not reasonably be cured within such 30 days period and Lessee does not, within said 30 day period commence to cure it and thereafter proceed, with due diligence, to cure it; or, if Lessee shall fail to cause the Premises to be in conformity with the Legal Requirements and all other contracts, agreements, covenants, conditions and restrictions applicable to the ownership, occupancy or use of the Premises, as set forth in Section 4.4 hereof, and such failure shall continue for 30 days after written notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such 30-day period and Lessee does not, within said 30-day period commence to cure it and thereafter proceed, with due diligence, to cure it; then, and in addition to any and all other legal remedies and rights, Lessor may perform such covenant or agreement and to the extent sums are expended in connection therewith, and add such sums to the rent due from Lessee to Lessor or, at the election of Lessor, may terminate this Lease and retake possession of the Premises by eviction, reentry or otherwise. Such re-entry shall not bar the right or recovery of rent or damages for breach of covenants, nor shall the receipt of rent after conditions broken be deemed a waiver of Lessor's remedies.

     15.2 After a dispossession or removal in accordance with Section 15.1, the rent shall be paid to the date of such dispossession or removal, (i) Lessor shall use its reasonable best efforts to re-let the Premises or portions thereof, either in the name of Lessor, Lessee or otherwise, for a term or terms which may, at the option of Lessor, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, (ii) Lessee shall pay Lessor monthly any deficiency between the rent due hereunder and the amount, if any, of the rent collected on account of the new lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal or extension the commencement of which shall not have occurred prior to such dispossession or removal), and (iii) Lessor shall have any and all other rights and remedies available to it.

     15.3 If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Lessor in taking such remedial action.

     SECTION 16. ENVIRONMENTAL MATTERS.

     16.1 Except as disclosed on Schedule E hereto, Lessor represents and warrants to Lessee that, to the Lessor's knowledge, as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are present on or in the Improvements or Land, except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws; and Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

     16.2 Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, medical specialty, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material.

     16.3 Lessee shall at all times and in all respects comply with all federal, state or local laws, ordinances, regulations and orders applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

     16.4 If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor pursuant to Section 16.1 and Lessor shall promptly execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. If either party fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which it is required to do hereunder, the other party shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses from the other.

     16.5 "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

     SECTION 17. NOTICES, DEMANDS AND OTHER INSTRUMENTS.

     All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when actually delivered or sent by a courier or express service guaranteeing overnight delivery, (a) if to Lessor, addressed to it at its address set forth above, (b) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify, by giving 15 days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and
(ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

     SECTION 18. SEPARABILITY; BINDING EFFECT.

     Each provision hereof shall be separate and independent and, the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of Indiana.

     SECTION 19. HEADINGS AND TABLE OF CONTENTS.

     The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

     SECTION 20. COUNTERPARTS.

     This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 21. MEMORANDUM OF LEASE.

     Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the information required by law for recording the same.

     SECTION 22. ASSIGNMENT OF EXISTING LEASES.

     Lessor hereby assigns to Lessee all of its right, title and interest as lessor under those certain leases affecting the Premises which are existing and in effect as of the date of execution of this Lease listed on Schedule 3.7 (e) of Annex A hereto attached hereto and made a part hereof (hereinafter the "Existing Leases"), and Lessee hereby agrees to assume all Lessor's obligations, covenants and agreements as lessor under the Existing Leases. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Existing Leases accruing on and after the Commencement Date, and Lessee and Lessor agree that the Existing Leases shall upon this assignment become subleases subject and subordinate to this Lease. Lessee shall notify each of the lessees under the Existing Leases of this assignment.

     SECTION 23. NO PARTNERSHIP.

     The parties hereto intend the relationship created by this Lease to be that of lessor and lessee and do not intend for the arrangement between them to be a partnership.

     SECTION 24. PURCHASE OF EQUIPMENT, LEASEHOLD IMPROVEMENTS AND NET WORKING CAPITAL AT END OF TERM.

     Upon expiration or earlier termination of this Lease (other than in accordance with Section 25 hereof), Lessor shall purchase: (i) all of Lessee's personal property, used in the operations of the Premises; (ii) all equipment owned by Lessee and used by Lessee in the operation of the Premises; (iii) any and all leasehold improvements constructed and/or installed by Lessee on or in the Premises; (iv) the "Net Working Capital" of the Hospital as of the last day of the Term, corresponding to the "Net Working Capital" items purchased by Lessor at the commencement of this Lease pursuant to the provisions set forth in Annex A hereto, and (v) the items described in Section l.l(f) of Annex A. The purchase price paid by Lessor for such equipment shall be the then net book value of such equipment, personal property and leasehold improvements at the time of expiration or earlier termination of this Lease, based on Lessee's books and records. Lessee shall transfer and convey the same by bill of sale, free of all liens and Lessor shall pay the purchase price in cash with delivery of the bill of sale.

     SECTION 25. OPTION TO PURCHASE.

     25.1 During the Term hereof, and for a period of one hundred twenty (120) days thereafter, Lessor shall, prior to any proposed sale, transfer or assignment of substantially all of the assets comprising Starke Memorial Hospital (the "Hospital Assets"), provide Lessee with written notice of the terms and conditions of the proposed sale, transfer or assignment, including the identity of the proposed transferee and the proposed purchase price. Lessee have a right of first refusal for ten (10) days from the receipt of such notice in which to agree to provide a preliminary commitment to Lessor to consummate such sale, transfer or assignment on the same price, terms and conditions contained in the notice, and an additional twenty (20) days thereafter in which to comfirm its commitment. If Lessee elects to acquire the Hospital Assets on such price, terms and conditions, Lessee shall have ninety (90) days from the date on which it received notice of the transaction in which to consummate such transaction. If Lessee fails to consummate such transaction within such 90-day period, Lessee shall be entitled to proceed with the sale, transfer or assignment of the Hospital Assets as originally intended, provided that if Lessor does not consummate such transaction within ninety (90) days thereafter, then the provisions hereof shall apply again to any proposed transaction.

     25.2 In the event of the purchase of the Leased Premises and the Equipment by Lessee as provided in Section 25.1, Lessor shall convey to Lessee or its designee by its general warranty deed and bill of sale, good, record and marketable title to the Premises and the Equipment, subject only to Permitted Exceptions, real estate taxes which are not delinquent and liens caused or created by Lessee, but free and clear of all Mortgages, security deeds, liens, encumbrances and security interests securing any indebtedness of Lessor. The purchase price shall be paid in cash by wire transfer of immediately available funds at the time of the closing; provided that if the Premises has suffered any damage covered by the insurance described in Section 4.5, Lessor and the holders of all Mortgages on the Premises shall pay to Lessee all of the proceeds of such insurance not previously paid to Lessee, or to the extent such proceeds have not been collected, assign to Lessee all of their respective rights and interests therein to Lessee; or at its election Lessee may reduce the purchase price paid by the amount of such proceeds and deduct such sum from the purchase price payable at the closing. Each party shall be responsible for and shall pay 50% of all other closing costs. Closing costs shall include the costs of title insurance, a survey, any escrow charges, costs of recording deeds and all documentary stamps and similar taxes on the recordation of the deeds. Each party shall be responsible for the fees of its respective counsel.

     25.3 Upon the completion of any such purchase, but not prior thereto (whether or not any delay in the completion of or the failure to complete such purchase shall be the fault of Lessor), this Lease and all obligations hereunder (including, but not limited to, the obligations to pay rent and additional rent) shall terminate, provided that neither party shall be released with respect to obligations and liabilities of Lessee and Lessor, actual or contingent, under this Lease which arose on or prior to the date of the closing of the purchase, unless specific provision therefor shall be made in the instruments and agreements relating to such purchase.

         SECTION 26. DEPARTMENT OF HEALTH AND HUMAN SERVICES REGULATION.

     Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessor will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessor's costs with respect to this Lease and the Premises. If Lessor carries out any of its duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

     SECTION 27. SCHEDULES.

     The following Schedules A [SECTION 1], B [SECTION 1], C [SECTION 3.1], D [SECTION 5.2], E [SECTION 16.1] and F [SECTION 22], referred to in this Lease, which Schedules are hereby incorporated by reference herein.

     SECTION 28. ANNEX A.

     Additional terms and conditions regarding the transaction provided for herein, and regarding the purchase of certain assets and agreement as to the certain covenants, are set forth in Annex A to this Lease, which is incorporated herein by reference.



                    [THE NEXT PAGES ARE THE SIGNATURE PAGES]

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.


                                       LESSOR:

                                       COUNTY OF STARKE, STATE OF INDIANA,
                                       BY AND THROUGH ITS BOARD OF
                                       COMMISSIONERS

                                       BY: /s/ Clifford Allen
                                           --------------------------------
                                           Clifford Allen, President


Attest:

/s/ Michaelene J. Houston
------------------------------
    Michaelene J. Houston
    Auditor, Starke County, IN


                                       STARKE COUNTY COUNCIL

                                       By: /s/ Judy Benninghoff
                                           --------------------------------
                                           Judy Benninghoff, President

Attest:

/s/ Michaelene J. Houston
------------------------------
    Michaelene J. Houston
    Auditor, Starke County, IN

                                       BOARD OF TRUSTEES OF STARKE MEMORIAL
                                       HOSPITAL, A COUNTY HOSPITAL ORGANIZED
                                       PURSUANT TO THE ACTS OF THE GENERAL
                                       ASSEMBLY OF 1917, CHAPTER 144


                                       By: /s/ Geraldine Bowman
                                           ----------------------------------
                                           Geraldine Bowman, Chairman

Attest:

/s/ Daniel Joseph Rannells
--------------------------
    Daniel Joseph Rannells
    Secretary

                                       LESSEE:


                                       PRINCIPAL KNOX COMPANY


                                       By: /s/ Martin S. Rash
                                           ------------------------------
                                           Martin S. Rash, President


Attest:

/s/ Richard D. Gore
-------------------------
Richard D. Gore
Secretary

                               SCHEDULE A - LANDS


                  LEASE AGREEMENT FOR STARKE MEMORIAL HOSPITAL


                                     PART I

TRACT ONE--STARKE MEMORIAL HOSPITAL COMPLEX


         Address: 102 East Culver Road, Knox, Indiana 46534

A tract of land located in the Northeast Quarter of Section 27, Township 33 North, Range 2 West of the 2nd P.M., Starke County, Indiana, and more particularly described as follows, to-wit:

Beginning at the Northeast Corner of the Northeast Quarter of said Section 27; thence South 00 degrees 01 minutes 23 seconds East, 609 feet; thence West 495 feet to an iron pin and being the Northwest Corner of a tract surveyed by Richard T. Buckingham and occupied by the Knox City Fire Station, pursuant to lease dated April 4, 1973 and recorded March 10, 1988 in the office of the Recorder of Starke County, Indiana, in Miscellaneous Record FF, page 961; thence South 117 feet; thence North 90 degrees West to the Southwest Corner of a tract conveyed to the Board of Trustees of Starke Memorial Hospital by the Knox Community School Corporation, by deed dated November 24, 1976 and recorded in the office of the Recorder of Starke County, Indiana, in Deed Record 128, page 7; thence North 00 degrees 00 minutes West, 726 feet to the center of Culver Road; and, thence North 90 degrees 00 minutes 00 seconds East 678 feet to the point of beginning.


TRACT TWO--STARKE MEMORIAL HOSPITAL PROFESSIONAL BUILDING

         Address: 502 East Culver Road, Knox, Indiana 46534

A tract of land commencing at a point on the Section line 985.5 feet East of the Northwest corner of the Northwest Quarter of the Northwest Quarter of Section 26, Township 33 North, Range 2 West of the 2nd P.M.; thence East on the Section line 159.5 feet, more or less, to a point 175 West of the Northeast corner of the Northwest Quarter of the Northwest Quarter of said Section 26; thence South 292 feet; thence East 125 feet to the West line of Megill Street extended; thence South 20 feet, more or less, to the Northeast corner of Lot number 8 in Block 1 of James L. Brooke's Subdivision No. 1 recorded in Plat Book 2, Page 179 in the Office of the Recorder of Starke County, Indiana; thence West, on the North line of said Block 1, 284.5 feet, more or less, to a point 16 feet East of the Northwest corner of Lot 6 in said Block 1, thence North 312 feet, more or less, to the point of beginning. EXCEPT: A tract of land commencing at a point 1145 feet east and 292 feet south of the northwest corner of the Northwest Quarter of the Northwest Quarter of Section 26, Township 33 North, Range 2 West of the 2nd

SCHEDULE A-LANDS

P.M., which point is also 175 feet west of the east line of the Northwest Quarter of the Northwest Quarter of said Section 26; thence east 125 feet to the west line of Megill Street extended; thence south 20 feet, more or less, to the northeast corner of Lot No. 8 in Block 1 of James L. Brooke's Subdivision No. 1 recorded in Plat Book 2, page 179, in the Office of the Recorder of Starke County, Indiana; thence west on the north line of said Block 1, 125 feet, more or less, to a point 20 feet south of the point of beginning; thence north 20 feet to the point of beginning.


TRACT 3--STARKE MEMORIAL HOSPITAL FAMILY HEALTH SERVICES

     Address: 107 South Main Street, Knox, Indiana 46534

Lot 6 in Block 9 of Shields Addition to the Town of Knox, Starke County,
Indiana.

                                     PART II

TRACT 1--

The legal description set forth above on Tract 1 is for the entire complex of Starke Memorial Hospital bounded on the north by Culver Road, on the east by Heaton Street (U. S. Highway 35), on the south by the Knox Fire Station and Clabaugh Drive, and on the west by Main Street.

Included in that complex are the main buildings for Starke Memorial Hospital, the helipad, parking areas and medical clinic operated by Foundation for Starke Memorial Hospital. The improvements constituting the medical clinic are situated upon the lands which were conveyed to the Board of Trustees of Starke Memorial Hospital and leased from the manufacturer provider of the modular building constituting the medical clinic.

On the Main Street side of the complex is situated an ambulance facility operated by the Emergency Medical Services of Starke County under the auspices of the Board of Commissioners of Starke County. The ambulance facility has been located on the site by way of a License granted the County of Starke by the Board of Trustees of Starke Memorial Hospital, a copy of which License is attached as Schedule A-1.

Also situated on Tract 1 on the Heaton Street Side is a retail business known as Knox Pizza King pursuant to a Lease originally granted Evelyn Estok by the Board of Aviation Commissioners of Starke County when that part of Tract 1 was a part of the Starke County Airport. The Board of Commissioners of Starke County, Indiana, following the relocation of the Starke County Airport, dedicated the land occupied by Evelyn Estok to the Board of Trustees of Starke Memorial Hospital and authorized the Board of Trustees

SCHEDULE A-LANDS

of Starke Memorial Hospital to terminate the Lease with Evelyn Estok when the land was needed to be used for Starke Memorial Hospital. Notice to terminate tenancy was issued Evelyn Estok and, following the failure of Evelyn Estok to remove herself from the possession of the land and improvements, an action was filed in the Starke Circuit Court entitled "The Board of Trustees of Starke Memorial Hospital vs. Evelyn Estok, Gary Landrum and Annette Landrum" under Cause No. 75C01-9408-CP-220. A copy of the Lease from the Board of Aviation Commissioners with Estok is attached as Schedule A-2 and the Dedication of the land by the Board of Commissioners of Starke County, Indiana occupied by Evelyn Estok to Starke Memorial Hospital is attached as Schedule A-3.


                       ASSIGNMENT OF RIGHTS TO POSSESSION

Lessor, County of Starke, State of Indiana, by and through its Board of Commissioners of Starke County, Indiana and its Starke County Council, and the Board of Trustees of Starke Memorial Hospital, a County Hospital organized pursuant to the Acts of the General Assembly of 1917, Chapter 144, by and upon the execution of lease agreement of the buildings, lands and property of Starke Memorial Hospital, as a County Hospital, with Principal Hospital Company/Principal Knox Company, hereby assigns unto Principal Hospital Company and Principal Knox Company, Delaware corporations, all rights to possession of the real estate described on Schedule A-3, rights as Lessor under Lease dated February 4, 1967 by and between the Starke County Board of Aviation Commissioners and Evelyn Estok (Schedule A-2) and to act as plaintiff by substituting themselves for current plaintiff under Cause No. 75C01-9408-CP-220 in the Starke Circuit Court in the County of Starke, State of Indiana, under cause of action entitled "The Board of Trustees of Starke Memorial Hospital vs. Evelyn Estok, Gary Landrum and Annette Landrum".


Part of Tract 1 from Schedule A-Lands, as attached to the Lease, is:

     (a) Titled in the name of Starke County Hospital Association pursuant to the terms of a Lease for construction of an addition to and renovation of Starke Memorial Hospital;

     (b) Is further subject to a Trust Indenture executed by the Starke County Hospital Association and the American State Bank of North Judson, Indiana, Trustee, (now known subsequent to merger as Indiana Federal Bank for Savings) dated July 1, 1991 and recorded August 19, 1991 in Mortgage Record 149, page 987, in the office of the Recorder of Starke County, Indiana, securing the sum of $3,800,000.00; and

     (c) Is also subject to a Lease executed by Starke Memorial Hospital Association, Lessor, and the County of Starke, Indiana, acting by and through the Board of Commissioners of Starke County, the Starke County Council, and the Board of

Trustees of Starke Memorial Hospital, dated May 29, 1991 and recorded July 29, 1991 in Miscellaneous Record "HH", page 714, in the office of the Recorder of Starke County, Indiana.

That part of the real estate described as Tract 1 on Schedule A attached to the Lease which is the subject of the foregoing is more particularly described on the attached Exhibit Schedule 3.7(a)(l).


Tract 3 on Schedule A-Lands, attached to the Lease, was sold to the Hospital's Foundation with the provision that Howard J. Henry, M. D., the then owner, would have the privilege and right to the use of an office within the building upon the real estate for the purpose of continuing as he saw fit his private medical practice at no cost to Howard J. Henry, M. D. The lease of the real estate at 107 South Main Street, Knox, Indiana to Principal Hospital Company/Principal Knox Company is subject to the right reserved by Howard J. Henry, M. D. to the use of an office within that building.

                                    L E A S E

THIS AGREEMENT made this 4th day of February 1967, by and between STARKE COUNTY BOARD OF AVIATION COMMISSIONERS hereinafter called the Lessor, party of the first part and Mrs. Leonard (Evelyn) Estok, hereinafter called party of the second part;

WITNESSETH:- That it is hereby agreed as follows:-

(1) The Lessor shall grant and the lessee shall accept a lease on that tract of land described as follows, to wit;-

A tract of land beginning 40 feet West of a point 485 feet South of a point which is at the Northwest corner of section 27, Township 33 North; Range 2 West, in Starke County, Indiana; thence West 100 feet Thence South 120 feet; thence East 100 feet; thence North 120 feet to place of beginning.

(2) Said lease shall be for a period of five (5) years and lessor hereby grants lessee the right and option to renew and extend this lease, each extension being a separate one year period, like terms and conditions due hereunder at the commencement of each extension period. That said Board of Starke County Aviation Commissioners reserve the right to cancel this lease upon thirty days notice under one or more of the following conditions:

(a) When lessee shall be guilty of any illegal action on said property or upon airport premises or of violating the rules of proper conduct on an airport as set forth by the Civil Aeronautics Commission or by this Board.

(b) Whenever by reason of State or Federal laws or regulations, the said lease or the purpose of which said land is used; becomes deterimental to or violates the general public use of said Airport for any purpose, including transmission of mail, freight and passengers.




                                  SCHEDULE A-2

(3) That for and in consideration of the agreement of the lessor to lease the lessee agrees to pay for said leased real estate the sum of two hundred forty ($240.00) dollars, said being computed at the rate of $0.02 per square foot and payable in advance. This lease, shall renew this lease by paying to the lessor on or before the expiration date of this lease or any additional term, the sum of $240.00 in advance, such sum as the Board shall have designated as rental for extended terms.

(4) It is agreed that the real estate may be used for the operation of a restaurant; all of which shall be constructed of fireproof materials, and upon the expiration of this lease all property so erected may be removed by lessee if the same is done properly and without necessary delay or cost to the Board of Aviation Commissioners.

(5) Lessee shall have the right to let or assign all or any part of said premises to tennants, occupants or other persons which he shall elect and such tennants, occupants or other persons may exercise any and all rights and be subject to all regulations governing lessee under this lease.

IN WITNESS WHEREOF: said parties set forth their hand and seals the day and year first above mentioned.


                                       STARKE COUNTY BOARD OF AVIATION COMM.
                                                 Lessors

                                       /s/ Joe Cox
                                       --------------------------------------
                                       Joe Cox
/s/ Mrs. Leonard (Evelyn) Estok
---------------------------------      /s/ Roy L. Eichstaedt
Mrs. Leonard (Evelyn) Estok            --------------------------------------
Lessee                                 Roy L. Eichstaedt


                                       --------------------------------------
                                       Chester M. Orr


                                       --------------------------------------
                                       William J. Roy

                              DEDICATION OF LAND TO
                            STARKE MEMORIAL HOSPITAL


    Whereas, Starke County is the owner of the following described real estate, to-wit:
           A parcel of land in the Northeast 1/4 of Section 27, Township
           33 North, Range 2 West, in Starke County, Indiana, more particularly described as follows: Commencing at the Northeast corner of said Section 27; thence South (Assumed), along the East line of section, a distance of 362 feet; thence North 89 degrees 50 ft. 40 inches West a distance of 40 feet to the Point of Beginning; thence South a distance of 243 feet, thence North 89 degrees 50 ft. 40 inches West a distance of 455 feet; thence North a distance of 126 feet; thence South 89 degrees 50 ft. 40 inches East a distance of 307 feet; thence
           North a distance of 88 feet; thence South 89 degrees 50 ft. 40 inches East a distance of 148 feet to the Point of Beginning. Containing 1.615 acres, more or less.

hereinafter referred to as the Real Estate, and

     Whereas, the Real Estate abuts to the East on the present land heretofore dedicated to the Board of Trustees of the Starke Memorial Hospital for hospital use, and

     Whereas, the Board of Trustees of the Starke Memorial Hospital have requested the Board of Commissioners of the County of Starke to dedicate the Real Estate for hospital use in order that the Board of Trustees of the Starke Memorial Hospital may plan for future hospital expansion of the Starke Memorial Hospital and may plan for the use of the Real Estate in conjunction with the present operation of the Starke Memorial Hospital, and

     Whereas, the County does not now have any present use for the Real Estate and the Board of Commissioners of the County of Starke can forsee of no future use for this land by the County other than in conjunction with the operation of the Starke Memorial Hospital,



                                  SCHEDULE A-3

    Whereas, the Starke County Board of Aviation Commission on February 4, 1967, leased a portion of the aforesaid lands to Mrs. Leonard Estok for the purposes of a restaurant more particularly described as follows:

      A tract of land beginning 40 feet West of a point 485 feet South of a point which is at the corner of Section 27, Township 33 North, Range 2 West, in Starke County, Indiana; thence West 100 feet; thence South 120 feet; thence East 100 feet; thence North 120 Feet to the place of beginning.

for the annual sum of Two Hundred Forty dollars ($240.00) per year and Whereas, it is the feeling of the County that so long as said property is occupied for restaurant purposes that said annual rental shall be paid to said County; however, it is the opinion of the County that the occupancy of the aforesaid lands for restaurant purposes should continue only so long as said land is not needed for hospital purposes and in the event, at some future date, should the Board of Trustees of the Starke Memorial Hospital desire to terminate said lease and to use said land for hospital purposes, they shall have every right so to do.

    Now therefore, be it resolved that the following described real estate, to-wit:

      A parcel of land in the Northeast 1/4 of Section 27, Township 33 North, Range 2 West, in Starke County, Indiana, more particularly described as follows: Commencing at the Northeast corner of said Section 27; thence South (Assumed), along the East line of section, a distance of 362 feet; thence North 89 degrees 50 ft. 40 inches West a distance of 40 feet to the Point of Beginning; thence South a distance of 243 feet, thence North 89 degrees 50 ft. 40 inches West a distance of 455 feet; thence North a distance of 126 feet; thence South 89 degrees 50 ft. 40 inches East a distance of 307 feet; thence North a distance of 88 feet; thence South 89 degrees 50 ft. 40 inches East a distance of 148 feet to the Point of Beginning. Containing 1.615 acres, more or less.

     be and the same is hereby dedicated to the Board of Trustees of the Starke Memorial Hospital for the use of the Starke Memorial Hospital, and the possession, control and management thereof is hereby vested in the Board of Trustees of the Starke Memorial Hospital.


     Dated this 20th day of December, 1976, by the Starke County Board of Commissioners in their chambers in the Courthouse, at Knox, Indiana, with the following members present:


                                        /s/ Charles E. Troike
                                        -------------------------------
                                        Charles E. Troike

                                        /s/ Donald Thompson
                                        -------------------------------
                                        Donald Thompson

                                        /s/ Alvin Werner
                                        -------------------------------
                                        Alvin Werner

                                           STARKE COUNTY COMMISSIONERS


ATTEST:

/s/ John E. Milner
----------------------------------
    John E. Milner, County Auditor